EXHIBIT 4.28

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), entered into as of August 10, 2017, by and among Hughes Satellite Systems Corporation (formerly known as EH Holding Corporation), a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Unsecured Indenture (the “Guarantors”), HNS Americas, L.L.C. and HNS Americas II, L.L.C., each a Delaware limited liability company (collectively, the “Supplemental Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Unsecured Indenture referred to below.

RECITALS

WHEREAS, the Company, the guarantors listed on the signature pages thereto and the Trustee entered into that certain Unsecured Indenture, dated as of June 1, 2011, relating to the 7⅝% Senior Unsecured Notes due 2021 of the Company in original principal amount of $900,000,000 (the “Unsecured Notes”), as supplemented by the Supplemental Indenture, dated as of June 8, 2011, the Second Supplemental Indenture, dated as of March 28, 2014 and the Third Supplemental Indenture, dated March 23, 2017, each by and among the Company, the guarantors listed on the signature pages thereto and the Trustee (as so supplemented, the “Unsecured Indenture”);

WHEREAS, the Company has formed two new Wholly Owned Subsidiaries, the Supplemental Guarantors;

WHEREAS, each Supplemental Guarantors is a Restricted Subsidiary of the Company;

WHEREAS, pursuant to Section 4.13 of the Unsecured Indenture, each Supplemental Guarantor is becoming a Guarantor under the Unsecured Indenture; and

WHEREAS, this Fourth Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (FATCA) purposes.

AGREEMENT

NOW, THEREFORE, the parties to this Fourth Supplemental Indenture hereby agree as follows:

Section 1. Each Supplemental Guarantor shall be a Guarantor under the Unsecured Indenture and be bound by the terms thereof applicable to Guarantors and each shall deliver an executed Guarantee pursuant to Section 10.02.

Section 2. This Fourth Supplemental Indenture is an amendment supplemental to the Unsecured Indenture, and the Unsecured Indenture and this Fourth Supplemental Indenture will henceforth be read together.

Section 3. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Fourth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature pages follow]

HUGHES SATELLITE SYSTEMS CORPORATION

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES COMMUNICATIONS, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES NETWORK SYSTEMS, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS FINANCE CORP.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]

HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS REAL ESTATE, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS-INDIA VSAT, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS-SHANGHAI, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS LICENSE SUB, LLC,
as a Guarantor

By: Hughes Network Systems, LLC, its Sole Member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]

ECHOSAR XI HOLDING L.L.C.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

ECHOSAR XIV HOLDING L.L.C.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]

CHEYENNE DATA CENTER L.L.C.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS AMERICAS, L.L.C.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS AMERICAS II, L.L.C.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alexander Pabon
Name:	Alexander Pabon
Title:	Assistant Vice President

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]